Exhibit 21

                   SUBSIDIARIES OF LEVCOR INTERNATIONAL, INC.

                                        Jurisdiction               Percentage
           Name                        of Organization           Owned by Levcor
           ----                        ---------------           ---------------

Blumenthal/Lansing Company, LLC           Delaware                    100%

Westwater Industries, LLC                 Delaware                    100%